Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces First Quarter 2016 Results

Normalized FFO of $0.48 Per Share for the First Quarter, Increase of 6.7% Year Over Year

Newton, MA (May 5, 2016):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2016.

“SNH had a strong start to 2016, generating $0.48 per share in Normalized FFO during the first quarter, which was 6.7% higher than last year,” said David Hegarty, President and Chief Operating Officer.  “Same store Cash Basis NOI increased across all property types versus last year, with a 1.7% increase on a consolidated basis during the quarter. Since the beginning of the year, we have acquired property for an aggregate $76.1 million and we either sold or entered agreements to sell property for an aggregate $10.2 million. We also issued $250.0 million of 30 year, 6.25% senior unsecured notes during the quarter.”

Financial Results:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2016 were $112.9 million, compared to $98.6 million for the quarter ended March 31, 2015, an increase of 14.6%.  Normalized FFO per share for the quarter ended March 31, 2016 was $0.48 per diluted share, compared to $0.45 per diluted share for the quarter ended March 31, 2015, an increase of 6.7%.

For the quarter ended March 31, 2016, cash basis net operating income, or Cash Basis NOI, was $154.4 million, which represents an increase of 11.9% as compared to $138.0 million for the quarter ended March 31, 2015. Contributions to the increase in Cash Basis NOI include $14.1 million from acquisitions and $2.3 million of increases at the same properties over the comparison period.

Net income was $31.3 million, or $0.13 per diluted share, for the quarter ended March 31, 2016, compared to net income of $39.8 million, or $0.18 per diluted share, for the quarter ended March 31, 2015. The decline in net income per diluted share for the quarter ended March 31, 2016 primarily resulted from non-cash impairment of asset charges of $7.4 million, or $0.03 per diluted share, recorded in the quarter ended March 31, 2016.

The basic and diluted weighted average number of common shares outstanding were approximately 237.3 million for the quarter ended March 31, 2016 and approximately 221.4 million for the quarter ended March 31, 2015.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2016 and 2015 appear later in this press release. Reconciliations of NOI and Cash Basis NOI to net income determined in accordance with GAAP for the quarters ended March 31, 2016 and 2015 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the quarters ended March 31, 2016 and 2015 appear later in this press release.

Operating Results:

For the quarter ended March 31, 2016, consolidated same property NOI and Cash Basis NOI increased 1.6% and 1.7%, respectively, compared to the quarter ended March 31, 2015.

For the quarter ended March 31, 2016, 41.2% of SNH’s NOI came from 122 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.4 million leasable square feet.  As of March 31, 2016, 95.8% of SNH’s MOB square feet were leased compared to 96.4% as of December 31, 2015 and 96.2% as of March 31, 2015.

Same property occupancy for SNH’s MOBs owned continuously since January 1, 2015 decreased to 94.8% as of March 31, 2016, compared to 95.3% as of March 31, 2015.  SNH’s MOB same property NOI and Cash Basis NOI increased 1.2% and 1.4%, respectively, during the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015.

For the quarter ended March 31, 2016, 40.6% of SNH’s consolidated NOI came from 231 triple net leased senior living communities with 26,114 living units. Occupancy at triple net leased senior living communities decreased to 84.5% for the most recently reported period, compared to 85.3% for the comparable period last year.(1) Same property occupancy decreased to 84.8% for the quarter ended March 31, 2016, compared to 85.7% for the same period last year.(1)  Same property NOI and Cash Basis NOI for SNH’s triple net leased senior living communities each increased 1.6% for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015.

For the quarter ended March 31, 2016, 15.4% of SNH’s NOI came from 65 managed senior living communities with 8,535 living units.  Occupancy at the managed senior living communities was 87.5% for the quarter ended March 31, 2016, compared to 88.0% for the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since January 1, 2015 decreased to 87.1% for the quarter ended March 31, 2016 from 88.0% for the comparable period last year.  Same property average monthly rates increased 1.2% to $4,353 for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015. Same property NOI and Cash Basis NOI for SNH’s

(1) Occupancy ratios for triple net leased senior living communities are based on operating results provided by SNH’s tenants, and this information is usually provided to SNH three months after the end of a fiscal quarter end. As a result, occupancy ratios presented for triple net leased senior living communities are for the 12 months ended December 31, 2015 and 2014.

managed senior living communities each increased 3.3% for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015.

Acquisition Activity:

In February 2016, SNH acquired one MOB (three buildings) located in Minnesota with approximately 128,000 square feet for a purchase price of approximately $22.7 million, excluding closing costs. In addition, during the quarter ended March 31, 2016, SNH spent approximately $8.5 million on capital investments that will generate additional rent under existing senior living leases.

In May 2016, SNH acquired one senior living community with 38 private pay assisted living units located in Georgia for a purchase price of approximately $8.4 million, excluding closing costs; SNH acquired this community using a taxable REIT subsidiary structure and entered into a management agreement with Five Star Quality Care, Inc. to manage this community. Also in May 2016, SNH acquired one MOB (one building) located in Florida with approximately 183,000 square feet for a purchase price of $45.0 million, excluding closing costs.

Disposition Activity:

In March 2016, SNH sold a land parcel, previously classified as held for sale, for $0.7 million, excluding closing costs.

In the first quarter of 2016, SNH entered into an agreement to sell one skilled nursing facility, or SNF, for approximately $9.5 million. This sale is subject to conditions.  This property and one MOB are classified as held for sale as of March 31, 2016.

Financing Activity:

In February 2016, SNH issued $250.0 million in aggregate principal amount of 6.25% senior unsecured notes due 2046, raising net proceeds of approximately $241.5 million after underwriting discounts and expenses. SNH used the net proceeds of this offering to repay amounts outstanding under its revolving credit facility and for general business purposes. In January 2016, SNH prepaid at par plus accrued interest a mortgage note with a maturity date in April 2016 encumbering one property with a principal balance of $6.1 million and an annual interest rate of 5.97%. In April 2016, SNH prepaid at par plus accrued interest another mortgage note with a maturity date in July 2016 encumbering one property with a principal balance of $18.0 million and an annual interest rate of 4.65%.

Conference Call:

On Thursday, May 5, 2016, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard W. Siedel, Jr., Chief Financial Officer and Treasurer, will host a conference call to discuss the first quarter 2016 financial results.  The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number.

Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 12, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10083966.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call.  The transcription, recording and retransmission in any way of SNH’s first quarter 2016 conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2016 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “MAY” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  MR. HEGARTY, SNH’S PRESIDENT AND CHIEF OPERATING OFFICER, HAS MADE STATEMENTS IN THIS PRESS RELEASE REGARDING SNH’S STRONG OPERATING RESULTS. THERE CAN BE NO ASSURANCE THAT SNH WILL CONTINUE TO GENERATE STRONG OPERATING RESULTS AND ITS OPERATING RESULTS COULD DECLINE, AND

•                  SNH HAS ENTERED INTO AN AGREEMENT TO SELL ONE SNF. THIS TRANSACTION IS SUBJECT TO CONDITIONS. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Rental income	$161,421	$145,784
Residents fees and services	96,954	82,793
Total revenues	258,375	228,577

Expenses:
Property operating expenses	97,949	85,794
Depreciation	71,223	53,707
General and administrative	10,863	10,574
Acquisition related costs	439	1,158
Impairment of assets	7,390	—
Total expenses	187,864	151,233

Operating income	70,511	77,344

Interest and other income	64	75
Interest expense	(39,280)	(35,942)
Loss on early extinguishment of debt	(6)	(1,409)
Income from continuing operations before income tax expense and equity in earnings of an investee	31,289	40,068

Income tax expense	(94)	(110)
Equity in earnings of an investee	77	72
Income from continuing operations	31,272	40,030
Discontinued operations:
Loss from discontinued operations	—	(241)
Net income	$31,272	$39,789

Weighted average shares outstanding (basic)	237,315	221,375
Weighted average shares outstanding (diluted)	237,329	221,397

Basic and diluted per common share amounts:
Income from continuing operations per share	$0.13	$0.18
Loss from discontinued operations per share	—	(0.00)
Basic and diluted net income per share	$0.13	$0.18

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended
	March 31,
	2016	2015

Net income	$31,272	$39,789
Depreciation expense	71,223	53,707
Impairment of assets	7,390	—
FFO	109,885	93,496

Acquisition related costs	439	1,158
Loss on early extinguishment of debt	6	1,409
Percentage rent adjustment(2)	2,600	2,500
Normalized FFO	$112,930	$98,563

Weighted average shares outstanding (basic)	237,315	221,375
Weighted average shares outstanding (diluted)	237,329	221,397

FFO per share (basic and diluted)	$0.46	$0.42
Normalized FFO per share (basic and diluted)	$0.48	$0.45
Net income per share (basic and diluted)	$0.13	$0.18
Distributions declared per share	$0.39	$0.39

(1)               SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes estimated percentage rent in the period to which SNH estimates that it relates rather than when it is recognized as income in accordance with GAAP, SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SNH excludes acquisition related costs and gains and losses on early extinguishment of debt, if any. SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)               In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the full year in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, SNH include estimates of these amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation includes an adjustment to exclude the amounts included in Normalized FFO during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$161,421	$145,784
Residents fees and services	96,954	82,793
Total revenues	258,375	228,577
Property operating expenses	(97,949)	(85,794)
Property net operating income (NOI):	160,426	142,783
Non-cash straight line rent adjustments	(4,561)	(3,509)
Lease value amortization	(1,254)	(1,198)
Lease termination fee amortization	(42)	(105)
Non-cash amortization included in property operating expenses(2)	(199)	—
Cash Basis NOI	$154,370	$137,971

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$154,370	$137,971
Non-cash straight line rent adjustments	4,561	3,509
Lease value amortization	1,254	1,198
Lease termination fee amortization	42	105
Non-cash amortization included in property operating expenses(2)	199	—
Property NOI	160,426	142,783
Depreciation expense	(71,223)	(53,707)
General and administrative expense	(10,863)	(10,574)
Acquisition related costs	(439)	(1,158)
Impairment of assets	(7,390)	—
Operating income	70,511	77,344

Interest and other income	64	75
Interest expense	(39,280)	(35,942)
Loss on early extinguishment of debt	(6)	(1,409)
Income before income tax expense and equity in earnings of an investee	31,289	40,068
Income tax expense	(94)	(110)
Equity in earnings of an investee	77	72
Income from continuing operations	31,272	40,030
Discontinued operations
Loss from discontinued operations	—	(241)
Net income	$31,272	$39,789

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  SNH defines Cash Basis

NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)         SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)

(dollars in thousands)

(unaudited)

	For the Three Months Ended March 31, 2016					For the Three Months Ended March 31, 2015
	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total
Calculation of NOI and Cash Basis NOI:
Rental income / residents fees and services	$65,308	$96,954	$91,582	$4,531	$258,375	$55,251	$82,793	$86,001	$4,532	$228,577
Property operating expenses	(363)	(72,178)	(25,408)	—	(97,949)	—	(62,403)	(23,391)	—	(85,794)
Property net operating income (NOI)	$64,945	$24,776	$66,174	$4,531	$160,426	$55,251	$20,390	$62,610	$4,532	$142,783
NOI change	17.5%	21.5%	5.7%	—	12.4%	—	—	—	—	—

Property NOI	$64,945	$24,776	$66,174	$4,531	$160,426	$55,251	$20,390	$62,610	$4,532	$142,783
Less:
Non-cash straight line rent adjustments	1,172	—	3,252	137	4,561	52	—	3,320	137	3,509
Lease value amortization	—	—	1,199	55	1,254	—	—	1,143	55	1,198
Lease termination fee amortization	—	—	42	—	42	—	—	105	—	105
Non-cash amortization included in property operating expenses (6)	—	—	199	—	199	—	—	—	—	—
Cash Basis NOI	$63,773	$24,776	$61,482	$4,339	$154,370	$55,199	$20,390	$58,042	$4,340	$137,971
Cash Basis NOI change	15.5%	21.5%	5.9%	—	11.9%	—	—	—	—	—

Reconciliation of NOI to Same Property NOI:
Property NOI	$64,945	$24,776	$66,174	$4,531	$160,426	$55,251	$20,390	$62,610	$4,532	$142,783
Less:
NOI not included in same property	9,059	3,715	8,836	—	21,610	257	—	5,931	—	6,188

Same property NOI (7)	$55,886	$21,061	$57,338	$4,531	$138,816	$54,994	$20,390	$56,679	$4,532	$136,595
Same property NOI change	1.6%	3.3%	1.2%	—	1.6%	—	—	—	—	—

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (7)	$55,886	$21,061	$57,338	$4,531	$138,816	$54,994	$20,390	$56,679	$4,532	$136,595
Less:
Non-cash straight line rent adjustments	91	—	2,565	137	2,793	52	—	2,793	137	2,982
Lease value amortization	—	—	1,169	55	1,224	—	—	1,150	55	1,205
Lease termination fee amortization	—	—	42	—	42	—	—	105	—	105
Non-cash amortization included in property operating expenses (6)	—	—	176	—	176	—	—	—	—	—
Same property cash basis NOI (7)	$55,795	$21,061	$53,386	$4,339	$134,581	$54,942	$20,390	$52,631	$4,340	$132,303
Same property cash basis NOI change	1.6%	3.3%	1.4%	—	1.7%	—	—	—	—	—

(1) See above for the calculation of NOI and a reconciliation of NOI to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, reasons why management believes they are appropriate supplemental measures and any additional purposes for which management uses these measures. Excludes properties classified in discontinued operations.

(2) Includes triple net leased senior living communities that provide short term and long term residential care and other services for residents.

(3) Includes managed senior living communities that provide short term and long term residential care and other services for residents.

(4) Includes properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants.

(5) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(6) SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(7) Consists of properties owned continuously since January 1, 2015.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	March 31,	December 31,
	2016	2015
ASSETS
Real estate properties	$7,490,116	$7,456,940
Accumulated depreciation	(1,193,550)	(1,147,540)
	6,296,566	6,309,400
Cash and cash equivalents	39,199	37,656
Restricted cash	6,853	6,155
Acquired real estate leases and other intangible assets, net	580,221	604,286
Other assets, net	231,312	202,593
Total assets	$7,154,151	$7,160,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$561,000	$775,000
Unsecured term loans, net	546,493	546,305
Senior unsecured notes, net	1,720,714	1,478,536
Secured debt and capital leases, net	669,314	679,295
Accrued interest	33,628	16,974
Assumed real estate lease obligations, net	114,507	115,363
Other liabilities	185,751	188,857
Total liabilities	3,831,407	3,800,330

Total shareholders’ equity	3,322,744	3,359,760
Total liabilities and shareholders’ equity	$7,154,151	$7,160,090

(END)